Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)              Registration Statement (Form S-2 No. 333-03641, Form S-2 No. 333-34786 and Form S-3 No. 333-113988) of Universal American Financial Corp. Incentive Stock Option Plan, Agents Stock Purchase Plan, Deferred Compensation Plan for Agents and Others,

2)              Registration Statement (Form S-3 No. 333-120190) pertaining to the registration of Debt Securities, Preferred Stock, Common Stock, Depository Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Common Stock for Universal Financial Corp.,

3)              Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401 (k) Plan; and

4)              Registration Statement (Form S-8 No. 333-125378) pertaining to the Universal American Financial Corp. 1998 Incentive Composition Plan;

of our report dated March 16, 2007, with respect to the consolidated financial statements and financial statement schedules of Universal American Financial Corp. and subsidiaries and our report dated March 16, 2007, with respect to Universal American Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Universal American Financial Corp. included in this Annual Report (Form 10-K) of Universal American Financial Corp. for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP
New York, New York
March 16, 2007